UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	September 24, 2013

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant's telephone number, including area code)

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) (c) Severn Bancorp Inc., (NASDAQ: SVBI) ("Bancorp") parent company of Severn Savings Bank, FSB (the "Bank"), today announced that Stephen W. Lilly has resigned as Chief Financial Officer to pursue other interests.  Thomas G. Bevivino will serve as interim Chief Financial Officer until a permanent replacement has been identified by Bancorp.  Mr. Bevivino also serves as Bancorp's and the Bank's Executive Vice President and Chief Operating Officer.

Mr. Bevivino, age 58, a licensed Maryland CPA, joined Bancorp in August 2004 as Controller, and served as the Chief Financial Officer of Bancorp and the Bank from July, 2005 to February 2012.  Effective December 2011, Mr. Bevivino was appointed as Chief Operating Officer of Bancorp and the Bank, subject to the approval of the applicable regulators, which approval was received in February 2012.  Mr. Bevivino continued to serve as Chief Financial Officer until Mr. Lilly was approved by the regulators in February 2012.

For additional information concerning Mr. Bevivino, see the Company's Proxy Statement for the 2013 annual meeting of stockholders filed with the Securities and Exchange Commission on March 15, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: September 24, 2013	By: /Alan J. Hyatt/
Alan J. Hyatt, President